VGTel Interim CEO Amilya Antonetti

Releases Letter to Shareholders

Letter Includes Updates on Company Status, Interim Management Activities,
Compliance, Financial Audit, and Future Growth Plans

NEW YORK, NY – September 28, 2015 – VGTel, Inc. (“VGTel”) (OTC PK: VGTL), a diversified entertainment company currently in the business of developing, financing, producing, and distributing Ultra High Definition (UHD) films and other next-generation entertainment content, today announced the release of its first Letter to Shareholders from Interim CEO Amilya Antonetti. The letter provides updates on current business activities as well as insight into Management’s objectives and expectations for the remainder of 2015.

Fellow Shareholders,

Since the start of our interim engagement with VGTel, we’ve made significant progress in assessing the current state of the Company as well as its obligations, challenges, and opportunities. It is my intention that this letter provides updates as well as answers to common questions and our take on the Company’s future growth potential.

The interim management team has invested significant time, energy, and effort to get the Company’s basic operations and financial information up to date, assess its current status, gauge its potential future viability, and ultimately, to develop and deploy a strategy for turning the company around.

Despite significant remaining, ongoing challenges, I’m happy to report that, in consultation with the Board of Directors, we are moving forward with efforts to bring VGTel back into regulatory compliance as a fully reporting company. To this end, we have engaged prominent accounting firm Malone & Bailey to perform the Company’s annual financial audit, which is expected to be finalized before the end of October, along with the Company’s Form 10Q filing for the first quarter of 2015 to follow shortly thereafter,. We also plan to submit any remaining outstanding filings soon thereafter in order to bring the Company current with SEC reporting requirements.

Regarding the state of the Company’s finances, including fundraising and liabilities, we have been communicating with its creditors (primarily note holders and vendors) in an effort to renegotiate debts, extend deadlines, and stave off possible legal action in order to give us the breathing room needed to restart the company. As part of this process, we are exploring avenues (including private sources) for raising capital on terms more favorable to the Company, and to foster an environment more attractive to future investors while rewarding the loyalty of those shareholders who have remained with us.

Meanwhile, Interim President Mr. Toussaint and I have been working closely with the Board to craft a vision for the future of VGTel, and the correct strategy to achieve it. As we perform our due diligence, we are actively evaluating the market landscape, identifying potential opportunities and partners, and sketching out a solid business model. This work, along with the invaluable feedback and insight of industry experts, is getting us closer to presenting a clear, viable, and achievable work-out path for VGTel. I look forward to sharing this vision with you in the coming weeks.

Finally, I would like to personally thank everyone who has reached out to us through social media, email, and various other channels to inquire about the Company’s status or future plans. As a public company CEO, I must remind you that we are prohibited from answering these questions individually; instead, I ask that you look exclusively to our official press releases and regulatory filings for updates, or contact our Investor Relations firm (details below) with questions regarding the specifics of your investment in VGTel. I am committed to this being the first of many timely, informative news releases, and expect to issue our next update once the audit is complete.

Onward!

Sincerely Yours,

Amilya Antonetti, Interim CEO

VGTel, Inc.

About VGTel

VGTel, Inc. is a diversified entertainment company currently in the business of developing, financing, producing, and distributing Ultra High Definition (UHD) films and other next-generation entertainment content. The Company delivers state of the art solutions for producers, post-production professionals, distributors (online and off), and consumers. For additional information, please visit http://www.360entertainmentandproductions.com/.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties, including statements regarding the outlook of the Company's business and results of operations. By nature, these risks and uncertainties could cause actual results to differ materially from those indicated. Generally speaking, any statements using terms such as "will," "expect," "anticipate," or "may," or which otherwise predict or address future results or events, are likely to contain forward-looking statements. It is important to note that actual results may differ materially from what is indicated in any forward-looking statement. Readers should consider any forward-looking statements in light of factors that could cause actual results to vary. These factors are described in the Company's filings with the SEC, and readers should refer to those filings, including Risk Factors described in those filings, in connection with any forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

400 Rella Blvd

Suite 174

Suffern, NY 10901

Phone: (212) 201-0576

Investor Relations Contact

Michael Briola, CEO

Motion Communications, Inc.

info@motionfc.com